Exhibit 99.1

CCUR Holdings, Inc. Receives NASDAQ Listing Extension;

Approves Share Repurchase Program

ATLANTA, March 5, 2018 – CCUR Holdings, Inc. (NASDAQ: CCUR) (the “Company”) announced today that it received an extension for continued listing on The Nasdaq Stock Market through May 15, 2018 to demonstrate to the Nasdaq that the Company is not a “public shell” and therefor its continued listing is warranted. During the extension, the Company’s common stock will continue to be traded on the NASDAQ. While the Company continues to evaluate options to maximize the value of its remaining assets, including identifying potential opportunities to invest in or acquire one or more operating businesses that could provide opportunities for appreciation in value, there can be no assurance that the Company will be able to demonstrate to the Nasdaq within the 90-day period that it is not a “public shell.” Therefore, the Company’s common stock may be delisted at the end of the 90-day extension.

The Company also announced today that its Board of Directors approved a stock repurchase program that will enable the Company to repurchase up to one million shares of its common stock. Repurchases will be made at the discretion of management through open market or privately negotiated transactions or any combination of the same. The extent to which the Company repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by the Company’s management team. Open market purchases may be made pursuant to trading plans subject to the restrictions and protections of Rule 10b5-1 and/or Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The stock repurchase program will be financed through use of the Company’s cash and cash equivalents and will continue indefinitely until the authorized number of shares have been repurchased or the program is suspended or terminated by the Board of Directors. In its most recently filed Form 10-Q, the Company reported $57.5 million in cash and cash equivalents as of December 31, 2017 and 9,880,038 in outstanding common shares as of February 9, 2018.

About CCUR Holdings, Inc.

CCUR Holdings, Inc. (NASDAQ: CCUR) recently divested its linux and real-time business and its content delivery and storage business. The Company is in the process of evaluating opportunities intended to maximize the value of its remaining assets, which consists primarily of cash and cash equivalents, short-term investments, sale escrow receivables and net operating loss carryforwards (“NOLs”). This will include the evaluation of opportunities to invest in or acquire one or more operating businesses intended to provide appreciation in value, thereby enhancing the Company’s liquidity, and potentially allowing the Company greater ability to utilize existing NOLs.

Forward Looking Statements

Certain statements in this communication and the documents referenced herein constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “see,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to the Company’s future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this communication may contain forward-looking statements that involve risks and uncertainties that may cause the Company’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include any change in or review of the Nasdaq’s decision to grant the Company an extention from delisting; the Company’s ability to satisfy the concerns raised by the Nasdaq during the extension period; the occurrence of any event, change or other circumstances that could affect the ability of the Company to invest or acquire an operating business or otherwise maximize the Company’s assets; the Company’s ability to compete with experienced investors in the acquisition of one or more businesses; general business conditions; changes in overall economic conditions; the Company’s ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; changes in and related uncertainties caused by changes in applicable tax laws, the Company’s use of cash or cash equivalents to fund repurchase of its common shares, the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; and the availability of debt or equity financing to support our liquidity needs, as well other risks listed in the Quarterly Report on Form 10-Q filed on February 14, 2018, definitive proxy statement filed on November 6, 2017 or the Company’s Form 10-K filed September 20, 2017 with the Securities and Exchange Commission and risks and uncertainties not presently known to the Company or that the Company currently deems immaterial. The Company wishes to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. The Company does not undertake any obligation to update forward-looking statements, except as required by law.

Investor Relations:

Doug Sherk

(415) 652-9100

dsherk@evcgroup.com